UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2023

Avantor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38912	82-2758923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Radnor Corporate Center, Building One, Suite 200
100 Matsonford Road
Radnor, Pennsylvania 19087
(Address of principal executive offices, including zip code)

(610) 386-1700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AVTR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2023, Avantor, Inc. (the “Company”), announced the appointment of R. Brent Jones as Executive Vice President and Chief Financial Officer, effective as of August 7, 2023. Mr. Jones will become a member of the Company’s Executive Leadership Team and serve as its principal financial officer. In connection with this announcement, the Company’s current Executive Vice President and Chief Financial Officer, Thomas Szlosek, whose resignation was previously announced, has agreed to continue in his position through August 4, 2023.

Prior to joining the Company, Mr. Jones, age 53, served as Executive Vice President, Chief Financial Officer and Chief Operating Officer of LifeScan Global Corporation from March 2023 until July 2023 and as LifeScan’s Chief Financial Officer from February 2020 until March 2023. Prior to that, Mr. Jones served as Chief Financial Officer of Klöckner Pentaplast Group from April 2016 until August 2018 and in a several roles at Pall Corporation from 2012 until 2015, including Interim Chief Financial Officer. Earlier in his career, Mr. Jones worked in investment banking, including serving as a Managing Director at Bank of America Merrill Lynch, and began his career as a corporate lawyer at Cravath, Swaine & Moore. Mr. Jones holds an A.B. in Biochemistry and Asian Studies from Dartmouth College and a J.D. from Yale Law School.

In connection with the appointment of Mr. Jones as Executive Vice President and Chief Financial Officer, on July 12, 2023, the Company entered into an offer letter (the “Offer Letter”) with Mr. Jones. Pursuant to the Offer Letter, Mr. Jones’s initial annual base salary is $575,000 and he is eligible to participate in the Company’s incentive-based annual cash program beginning in 2023, pro-rated based on his hire date, with an annual target bonus opportunity of 80% of his annual base salary. Mr. Jones will also receive a one-time cash signing bonus of $200,000, subject to certain repayment obligations in the event of his departure prior to the one-year anniversary of his commencement date.

The Offer Letter also provides for an initial grant of a long-term equity award to Mr. Jones under Avantor’s 2019 Equity Incentive Plan in the target amount of $5,125,000, half will be granted in the form of performance stock units and half will be granted in the form of stock options. The stock options will vest over four years, subject to the terms and conditions of the Company’s standard form of option agreement, and the performance stock units will vest based on the Company’s 2023 through 2025 cumulative performance, subject to the Company’s standard form of performance stock unit agreement. In future years, Mr. Jones will be eligible to participate in the Company’s long-term incentive program, with a target annual grant of $2,000,000, allocated in the same manner applicable to all members of the Company’s executive leadership team.

Pursuant to the severance terms contained in Mr. Jones’s Offer Letter, if Mr. Jones (1) is involuntarily terminated without “Cause” (as defined in the Offer Letter) or is voluntarily terminated for “Good Reason” (as defined in the Offer Letter) following a change in control, he would be entitled to (a) a severance payment equal to one and a half times the sum of his annual base salary plus an amount equal to one and a half times his then-current target annual bonus opportunity, payable in equal installments over the one-year period following the date of termination; and (b) continued medical benefits for twelve months following the termination date and (2) is involuntarily terminated without “Cause” not following a change in control, he would be entitled to (a) a severance payment equal to the sum of his annual base salary plus an amount equal to his then-current target annual bonus opportunity (on a prorated basis), payable in equal installments over the one-year period following the date of termination; and (b) continued medical benefits for twelve months following the termination date.

Mr. Jones is also subject to the Company’s customary noncompetition, non-solicitation and non-disparagement covenants described in the Offer Letter.

The foregoing description of the Offer Letter is a summary only and does not purport to be complete and is qualified in its entirety by reference to the full text, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Avantor confirms that (1) there is no arrangement or understanding between Mr. Jones and any other person pursuant to which he was appointed as Executive Vice President and Chief Financial Officer, (2) there is no family relationship between Mr. Jones and any director or executive officer of the Company, and (3) there are no transactions involving Mr. Jones that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On July 13, 2023, the Company issued a press release announcing the appointment of Mr. Jones. A copy of the press release is furnished herewith as Exhibit No. 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter, dated July 12, 2023 between the Company and R. Brent Jones

99.1	Press Release, dated July 13, 2023

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avantor, Inc.

Date: July 13, 2023	By:	/s/ Justin Miller
	Name:	Justin Miller
	Title:	Executive Vice President, General Counsel and Secretary